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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in this Registration Statement on Amendment No. 1 to Form S-4 of Leviathan Gas Pipeline Partners, L.P. and Leviathan Finance Corporation of (i) our reports dated March 19, 1999 relating to the consolidated financial statements of Leviathan Gas Pipeline Partners, L.P. and subsidiaries and the financial statements of Viosca Knoll Gathering Company, (ii) our report dated March 11, 1999 relating to the consolidated financial statements of Neptune Pipeline Company, L.L.C., (iii) our report dated May 3, 1999 relating to the balance sheet of Leviathan Finance Corporation and (iv) our report dated June 2, 1999 relating to the balance sheet of Leviathan Gas Pipeline Company each of which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                             /s/ PricewaterhouseCoopers LLP

Houston, Texas

August 26, 1999